                                                                     EXHIBIT 2.3


                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                              PETsMART.COM, INC.,

                                PETJUNGLE, INC.

                       AND THE STOCKHOLDER NAMED HEREIN

                           Dated as of May 12, 1999

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I THE MERGER.............................................................    1
     1.1    The Merger...........................................................    1
     1.2    Effective Time; Closing..............................................    2
     1.3    Effect of the Merger.................................................    2
     1.4    Certificate of Incorporation; Bylaws.................................    2
     1.5    Directors and Officers...............................................    2
     1.6    Effect on Capital Stock..............................................    2
     1.7    Surrender of Certificates............................................    3
     1.8    No Further Ownership Rights in Target Common Stock...................    4
     1.9    Dissenting Shares....................................................    4
     1.10   Tax Consequences.....................................................    4
     1.11   Taking of Necessary Action; Further Action...........................    4
 ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARGET.............................    5
     2.1    Organization of Target...............................................    5
     2.2    Target Capital Structure.............................................    5
     2.3    Obligations With Respect to Capital Stock............................    6
     2.4    Authority............................................................    6
     2.5    Compliance; Permits; Restrictions....................................    7
     2.6    Litigation...........................................................    7
     2.7    Board Approval.......................................................    8
     2.8    Section 203 of the Delaware General Corporation Law Not Applicable...    8
     2.9    Sophistication of Target Stockholders................................    8
     2.10   Financial Statements.................................................    8
     2.11   Material Contracts and Commitments...................................    8
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT.............................    8
     3.1    Organization of Parent...............................................    9
     3.2    Parent Capital Structure.............................................    9
     3.3    Obligations With Respect to Capital Stock............................    9
     3.4    Authority............................................................   10
     3.5    Compliance; Permits; Restrictions....................................   11
     3.6    Litigation...........................................................   11
     3.7    Valid Issuance.......................................................   11
     3.8    Board Approval.......................................................   11
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME...................................   11
     4.1    Conduct of Business by Target........................................   11
     4.2    Conduct of Business by Parent........................................   12

                                      -i-
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                               TABLE OF CONTENTS
                                  (continued)
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
     4.3    Reasonable Efforts; Notification.....................................   12
     4.4    Third Party Consents.................................................   13
ARTICLE V........................................................................   13
     5.1    Indemnification by Stockholder.......................................   13
     5.2    Escrow Arrangements..................................................   13
     5.3    Maximum Payments; Remedy.............................................   18
ARTICLE VI CONDITIONS TO THE MERGER..............................................   18
     6.1    Conditions to Obligations of Each Party to Effect the Merger.........   18
     6.2    Additional Conditions to Obligations of Target.......................   18
     6.3    Additional Conditions to the Obligations of Parent...................   19
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER....................................   19
     7.1    Termination..........................................................   19
     7.2    Notice of Termination; Effect of Termination.........................   20
     7.3    Fees and Expenses....................................................   20
     7.4    Amendment............................................................   20
     7.5    Extension; Waiver....................................................   20
ARTICLE VIII GENERAL PROVISIONS..................................................   21
     8.1    Non-Survival of Representations and Warranties.......................   21
     8.2    Notices..............................................................   21
     8.3    Interpretation; Knowledge............................................   22
     8.4    Counterparts.........................................................   22
     8.5    Entire Agreement; Third Party Beneficiaries..........................   23
     8.6    Severability.........................................................   23
     8.7    Other Remedies; Specific Performance.................................   23
     8.8    Governing Law........................................................   23
     8.9    Rules of Construction................................................   23
     8.10   Assignment...........................................................   23
     8.11   Waiver of Jury Trial; Waiver of Conflicts............................   24

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of May 12, 1999, among PETsMART.com, Inc., a Delaware corporation ("Parent"), PetJungle, Inc., a Delaware corporation ("Target") and idealab! Holdings, L.L.C. (the "Stockholder").

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Parent and Target intend to enter into a business combination transaction.

     B. The Boards of Directors of Target and Parent (i) have determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of their respective long-term business strategies and fair to, advisable for and in the best interests of, their respective stockholders, (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) have, in the case of Target, subject to the provisions of this Agreement, determined to recommend that the stockholders of Target adopt and approve this Agreement and approve the Merger and, in the case of Parent, subject to the provisions of this Agreement, determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock (as defined in Section 1.6(a)) pursuant to the Merger.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER


     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and
         ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Target shall be merged with and into Parent (the "Merger"), the separate corporate existence of Target shall cease and Parent shall continue as the surviving corporation. Parent as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time; Closing. Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Target and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, or virtually, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

          (b) The Bylaws of the Parent, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers. The directors of Parent immediately prior to
          ----------------------
the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified (together with such additional directors as may be elected by the Target effective as of or after the Effective Time). The officers of the Surviving Corporation shall be the officers of the Parent immediately prior to the Effective Time until their respective successors are duly appointed.

     1.6  Effect on Capital Stock. At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Target, Target or the holders of any of the following securities:

          (a)  Conversion of Target Common Stock. Each share of Common Stock,
               ---------------------------------
$0.001 par value per share, of Target (the "Target Common Stock") issued and outstanding immediately prior to the Effective Time, other than (i) Dissenting Shares (as defined in Section 1.9 below) or (ii) any shares of Target Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Section 1.6(e)) into the right to receive 0.027259 (the "Exchange Ratio") shares of Common Stock of Parent (the "Parent Common Stock").

          (b)  Cancellation of Parent-Owned Stock.  Each share of Target Common
               ----------------------------------
Stock held by Target, Parent or any direct or indirect wholly owned subsidiary of Target or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Stock Options; Employee Stock Purchase Plans. At the Effective
               --------------------------------------------
Time, there are no outstanding options to purchase Target Common Stock under Target's 1999 Stock Option Plan.

          (d)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Target Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Target Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (e)  Fractional Shares. No fraction of a share of Parent Common Stock
               -----------------
will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the fair market value of one share of Parent Common Stock, as determined by the Board of Directors of Parent.

     1.7  Surrender of Certificates.
          -------------------------

          (a)  Exchange Procedures. Following the Effective Time, the
               -------------------
certificates formerly representing shares of Target Common Stock (the "Certificates") will not be automatically canceled, and each Certificate will represent a number of shares of Parent Common Stock equal to the number of shares of Target Common Stock represented by such Certificate multiplied by the Exchange Ratio. Unless surrendered as provided below, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f). If so requested by a former holder of Target Common Stock, upon exchange and against delivery of a Certificate or Certificates, Parent shall provide to such holder a certificate or certificates representing shares of Parent Common Stock issued to such holder in the Merger pursuant to Section 1.6 hereof (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit of that fact (and bond, if required by Parent).

          (b)  Transfers of Ownership. If certificates representing shares of
               ----------------------
Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (c)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 1.7, neither Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Target Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  No Further Ownership Rights in Target Common Stock. All shares of
          --------------------------------------------------
Parent Common Stock represented by the Certificates or issued upon surrender of the Certificates in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock.

     1.9  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be exchanged for or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Target Common Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be exchanged for only Parent Common Stock and cash in lieu of fractional shares as provided in Section 1.6, without interest thereon.

          (c) Target shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Target Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by Target and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Target shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Target Common Stock or offer to settle or settle any such demands.

     1.10 Tax Consequences. It is intended by the parties hereto that the Merger
          ----------------
shall constitute a reorganization within the meaning of Section 368 of the Code, and each of the parties hereto will use its commercially reasonable efforts to cause the Merger to be treated as such a reorganization.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target will take all such lawful and necessary action.

                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF TARGET

     Target represents and warrants to Parent, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Target to Parent dated as of the date hereof and certified by a duly authorized officer of Target (the "Target Schedules"), as follows:

     2.1  Organization of Target.
          ----------------------

          (a) Target (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii), except as would not be material to Target, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

          (b) Target has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Target, each as amended to date, and each such instrument is in full force and effect. Neither Target nor any of its material subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

     2.2  Target Capital Structure. The authorized capital stock of Target
          ------------------------
consists of 50,000,000 shares of Common Stock, $0.001 par value per share, of which there were 24,126,600 shares issued and outstanding as of the date hereof (excluding shares held in treasury of which there are none), and 25,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are issued or outstanding as of the date hereof. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement or document to which Target is a party or by which it is bound. As of the date hereof, the Target had reserved an aggregate of 3,000,000 shares of Target Common Stock for issuance pursuant to the Target's 1999 Stock Option Plan. As of the date hereof, there were no options outstanding to purchase shares of Target Common Stock pursuant to the Target's 1999 Stock Option Plan. All shares of Target Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. A list of all holders of Target Common Stock or rights to acquire Target Common Stock, together with their holdings, is set forth in the Target Schedules. The Target Schedules also list each person who holds options to acquire shares of Target Common Stock of which the exercisability will be accelerated in any way by the transactions contemplated by this Agreement as well as the number of shares subject to such options and the extent of such acceleration.

     2.3  Obligations With Respect to Capital Stock. Except as set forth in
          -----------------------------------------
Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of Target, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Stockholders of Target will be entitled to dissenters rights under applicable state law in connection with the Merger.

     2.4  Authority.
          ---------

          (a) Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject only to the approval of the Merger and the approval and adoption of this Agreement by the stockholders of Target. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval and adoption of this Agreement and the approval of the Merger by Target's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of a majority of the outstanding shares of the Target Common Stock is sufficient for Target's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by Target and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of Target, enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Target do not, and the performance of this Agreement by Target will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Target, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by Target's stockholders and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Target, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair Target's material rights or alter the material rights or material obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of Target pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target is a party or by which Target is bound. The Target Schedules list all consents, waivers and approvals under any of Target's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to Target or Parent as a result of the Merger.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity"), is required to be obtained or made by Target in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Target or have a material adverse effect on the ability of Target to consummate the Merger.

     2.5  Compliance; Permits; Restrictions.
          ---------------------------------

          (a) The Target is not, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Target or by which Target is bound or affected by, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target is a party or by which Target is bound, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause Target to lose any material benefit or incur any material liability. No investigation or review by any Governmental Entity is pending or, to Target's knowledge, has been threatened in a writing delivered to Target against Target, nor, to Target's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of Target. There is no material agreement, judgment, injunction, order or decree binding upon Target which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Target, any acquisition of material property by Target or the conduct of business by Target as currently conducted.

          (b) Target holds, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to and required for the operation of the business of Target as currently conducted (collectively, the "Target Permits"). Target is in compliance in all material respects with the terms of the Target Permits, except where the failure to obtain any Target Permits or to be in compliance with the terms of the Target Permits would not be material to Target.

     2.6  Litigation. There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending, and to Target's knowledge, no person has threatened in a writing delivered to Target to commence any action, suit, proceeding, claim, arbitration or investigation against Target which would be likely to be material to Target. No Governmental Entity has at any time challenged or questioned in a writing delivered to Target the legal right of Target to design, manufacture, offer or sell any of its products in the present manner or style thereof.

     2.7  Board Approval. The Board of Directors of Target has, as of the date
          --------------
of this Agreement, determined (i) that the Merger is fair to, advisable for, and in the best interests of Target and its stockholders, and, (ii) subject to the terms and conditions set forth in this Agreement, to recommend that the stockholders of Target approve and adopt this Agreement and approve the Merger.

     2.8  Section 203 of the Delaware General Corporation Law Not Applicable.
          ------------------------------------------------------------------
The Board of Directors of Target has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

     2.9  Sophistication of Target Stockholders. Each stockholder of the Target
          -------------------------------------
is able to fend for himself or itself, can bear the economic risk of his or its investment and has such knowledge and experience in financial or business matters that he or it is capable of evaluating the merits of acquiring shares of Parent Common Stock in the Merger. Parent shall be entitled to rely on this representation of Target for purposes of compliance with federal and state securities laws.

     2.10  Financial Statements.  The financial statements of the Target, as
           --------------------
delivered to the Parent, or its counsel, have been prepared in good faith in accordance with the books and records of the Target and fairly present the financial position of the Target as of such dates and the financial results of the Target for such periods.

     2.11  Material Contracts and Commitments. Set forth in the Target Schedules
           ----------------------------------
is a list of all agreements, contracts, arrangements, understanding, indebtedness, liabilities and other obligations to which the Target is a party by which the Target is bound that are material to the conduct and operations of its business and properties or that provide for payments to or by the Target in excess of $5,000.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to Target, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Parent to Target dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Schedules"), as follows:

     3.1  Organization of Parent.
          ----------------------

          (a) Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii) except as would not be material to Parent, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

          (b) Parent has delivered or made available to Target a true and correct copy of the Certificate of Incorporation and Bylaws of Parent, as amended to date, and each such instrument is in full force and effect. Parent is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

     3.2  Parent Capital Structure. The authorized capital stock of Parent
          ------------------------
consists of 50,000,000 shares of Common Stock, of which there are 7,200,000 shares issued and outstanding as of the date hereof; 3,300,000 shares of Series A Preferred Stock, of which 3,000,000 are issued and outstanding as of the date hereof; 1,800,000 shares of Series B Preferred Stock, of which all are issued and outstanding as of the date hereof and 2,805,770 shares of Series C Preferred Stock, 2,400,000 shares of which are issued and outstanding as of the date hereof. As of the date hereof, there are warrants to issue 300,000 shares of Series A Preferred Stock and warrants to issue 405,668 Shares of Series C Preferred Stock. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. As of the date hereof, Parent had reserved an aggregate of 1,191,469 shares of Parent Common Stock for issuance pursuant to Parent's 1999 Stock Plan. As of the date hereof, there were no options outstanding to purchase shares of Parent Common Stock pursuant to such plan. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. A list of all holders of Parent Common Stock or rights to acquire Parent Common Stock, together with their holdings, is set forth in the Parent Schedules.

     3.3  Obligations With Respect to Capital Stock. Except as set forth in
          -----------------------------------------
Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

     3.4  Authority.
          ---------

          (a) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject only to the approval of the issuance of Parent Common Stock pursuant to the Merger by Parent's stockholders. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject only to the approval of the issuance of Parent Common Stock pursuant to the Merger by Parent's stockholders and the filing of the

Certificate of Merger pursuant to Delaware Law. Approval by the stockholders of Parent of the issuance of Parent Common Stock pursuant to the Merger may be obtained by the vote of a majority of the total votes cast regarding such proposal at a duly called and noticed meeting of Parent's stockholders at which a quorum is present. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by Target, constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent, (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair Parent's material rights or alter the material rights or material obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of Parent pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its respective properties are bound. The Parent Schedules list all consents, waivers and approvals under any of Parent's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to Parent as a result of the Merger.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Parent in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the securities laws of any foreign country, and
(iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or have a material adverse effect on the ability of Parent or consummate the Merger.

     3.5  Compliance; Permits; Restrictions.
          ---------------------------------

          (a) Parent is not, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or by which Parent is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause Parent to lose any material benefit or incur any material liability. No investigation or review by any Governmental Entity is pending or, to Parent's knowledge, has been threatened in a writing delivered to Parent against Parent, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of Parent. There is no material agreement, judgment, injunction, order or decree binding upon Parent which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of material property by Parent or the conduct of business by Parent as currently conducted.

     (b) Parent holds, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to and required for the operation of the business of Parent as currently conducted (collectively, the "Parent Permits"). Parent is in compliance in all material respects with the terms of the Parent Permits, except where the failure to be in compliance with the terms of the Parent Permits would not be material to Parent.

     3.6  Litigation. There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending, and to Parent's knowledge, no person has threatened in a writing delivered to Parent to commence any action, suit, proceeding, claim, arbitration or investigation against Parent which would be likely to be material to Parent. No Governmental Entity has at any time challenged or questioned in a writing delivered to Parent the legal right of Parent to design, manufacture, offer or sell any of its products in the present manner or style thereof.

     3.7  Valid Issuance. The Parent Common Stock to be issued in the Merger,
          --------------
when issued in accordance with the provisions of this Agreement will be validly issued, fully paid and nonassessable;

     3.8  Board Approval. The Board of Directors of Parent has, as of the date
          --------------
of this Agreement, determined (i) that the Merger is fair to, advisable for and in the best interests of Parent and its stockholders, and, (ii) subject to the terms and conditions set forth in this Agreement, to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock pursuant to the Merger.

                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business by Target. During the period from the date of this
          -----------------------------
Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Target shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, Target will promptly notify Parent of any material event involving its business or operations. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Target shall not issue, deliver, sell, pledge or otherwise encumber any shares of capital stock or any securities convertible into capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible in to capital stock, or enter into agreements or commitments of any character obligating it to do any of the foregoing, other than the issuance, delivery and/or sale of shares of Target Common Stock pursuant to the exercise of options therefor outstanding as of the date of this Agreement.

     4.2  Conduct of Business by Parent. During the period from the date of this
          -----------------------------
Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall, except to the extent that Target shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, Parent will promptly notify Target of any material event involving its business or operation.

     4.3  Reasonable Efforts; Notification. Upon the terms and subject to the
          --------------------------------
conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, such actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, such things as are necessary, proper or advisable to consummate and make effective, as expeditiously as reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of such reasonable acts as are necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of such reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Target and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

     4.4  Third Party Consents. As soon as reasonably practicable following the
          --------------------
date hereof, Parent and Target will each use its commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

                                   ARTICLE V
                                INDEMNIFICATION

     5.1  Indemnification by Stockholder. Stockholder agrees to indemnify and
          ------------------------------
hold Parent and its officers, directors and affiliates harmless against all liabilities, costs and expenses (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates, as a result of (i) any inaccuracy or breach of a representation or warranty of Target contained in Article II herein and (ii) any failure by Target to perform or comply with any covenant contained herein. Upon receipt by Securityholder Agent at any time on or before the last day of the Escrow Period (as defined below) of a certificate signed by the Parent (as defined in Section 5.2(g)) (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentations, breach of warranty or covenant to which such items is related, Stockholder shall deliver to the Parent shares of Parent Common Stock in an amount equal to such losses; provided that, (i) Stockholder shall have thirty (30) days to object in a written statement to the claim made in the certificate, in which event the parties shall resolve the conflict pursuant to Section 5.2(f) hereof and (ii) Shareholder's liability under this Article V shall not exceed the Escrow Amount.

     5.2  Escrow Arrangements.
          -------------------

          (a)  Escrow Fund. As security for the indemnity provided for in
               -----------
Article V hereof and by virtue of this Agreement, the Stockholder will be deemed to have received and deposited with the Escrow Agent (as defined below) 269,146 shares of Parent Common Stock (the "Escrow Amount") without any act of the Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of Shareholder, will be deposited with the Assistant Secretary of Parent as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d)(i) below) identifying Losses, in excess of $10,000 (the "Threshold Amount") have been delivered to the Escrow Agent as provided in paragraph (d) below, in which case Parent shall be entitled to recover all Losses in excess of the Threshold Amount.

          (b)  Escrow Period; Distribution upon Termination of Escrow Periods.
               --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., P.S.T., on the date that is ninety (90) days after the Effective Time (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such remaining portion of the Escrow Fund (or some portion thereof) that in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent (as defined below) and the subsequent arbitration of the matter in the manner provided in Section 5.2(f) hereof, is necessary to satisfy any then pending unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period. At the termination of the Escrow Period, the Escrow Agent shall deliver to the Stockholder the portion of the Escrow Fund not required to satisfy such claims. Shares released from the Escrow Fund to satisfy Losses shall be valued solely for the purpose of this Agreement at $1.67 per share. As soon as all outstanding claims have been resolved, the Escrow Agent shall deliver to the Stockholder any remaining portion of the Escrow Fund not used to satisfy such claims. Deliveries of Escrow Amounts to the Stockholder pursuant to this Section 5.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

     (c)  Protection of Escrow Fund.
          -------------------------

        (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period and until such later time as all deliveries of the Escrow Amount out of the Escrow Fund have been made, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

        (ii) The Stockholder shall have voting rights and the right to distributions of cash dividends with respect to the shares of Parent Common Stock contributed to the Escrow Fund by the Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock). As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Stockholder having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such Shareholders. Parent shall show the Parent Common Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

     (d)  Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any time
          -----------------------
on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentations, breach of warranty or covenant to which such items is related, the Escrow Agent shall, subject to the provisions of Section 5.2(e), deliver to Parent out of the Escrow Fund as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

     (e)  Objections to Claims. At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 5.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 5.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

     (f)  Resolution of Conflicts; Arbitration.
          ------------------------------------

       (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

       (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Securityholder Agent. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Securityholder Agent cannot mutually agree on one arbitrator, Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 5.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

       (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

      (g)  Securityholder Agent of the Shareholder; Power of Attorney.
           ----------------------------------------------------------

       (i) In the event that the Merger is approved, effective upon such vote, and without further act of Shareholder, Robert Kavner shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for Shareholder, for and on behalf of the Shareholder, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Stockholder from time to time upon not less than thirty (30) days prior written notice to Parent. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from the Shareholder.

       (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Stockholder on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

     (h)  Actions of the Securityholder Agent.  A decision, act, consent or
          -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of the Stockholder for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon the Shareholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

     (i)  Third-Party Claims. In the event Parent becomes aware of a third-party
          ------------------
claim which Parent reasonably believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent shall be entitled on behalf of the Stockholder at its expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the prior written consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented in writing to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article V to the amount of any claim by Parent against the Escrow Fund consistent with such settlement.

     (j)  Escrow Agent's Duties.
          ---------------------

       (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.

       (ii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder provided that the Escrow Agent acted in good faith and in the exercise of reasonable judgment.

       (iii) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

       (iv) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him in good faith in accordance with the advice of counsel.

     5.3  Maximum Payments; Remedy. If the Merger closes, the Escrow Fund shall
          ------------------------
be the sole and exclusive remedy of Parent for breaches of the representations and warranties or breaches of covenants of Target contained in this Agreement; provided, however, that nothing contained herein shall prevent the Parent from seeking equitable remedies.

                                  ARTICLE VI
                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)  Target Stockholder Approval. This Agreement shall have been
               ---------------------------
approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of Target.

          (b)  Parent Stockholder Approval. The issuance of shares of Parent
               ---------------------------
Common Stock pursuant to the Merger shall have been duly approved by the requisite vote under applicable law by the stockholders of Parent.

          (c)  No Order. No Governmental Entity shall have enacted, issued,
               --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     6.2  Additional Conditions to Obligations of Target. The obligation of
          ----------------------------------------------
Target to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Parent contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such particular date), with the same force and effect as if made on and as of the Closing Date.

          (b)  Agreements and Covenants. Parent shall have performed or complied
               ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

          (c)  Material Adverse Effect. No Material Adverse Effect with respect
               -----------------------
to Parent shall have occurred since the date of this Agreement or be reasonably likely to occur.

     6.3  Additional Conditions to the Obligations of Parent. The obligations of
          --------------------------------------------------
Parent to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Target contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such particular date), with the same force and effect as if made on and as of the Closing Date.

          (b)  Agreements and Covenants. Target shall have performed or complied
               ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (c)  Material Adverse Effect. No Material Adverse Effect with respect
               -----------------------
to Target shall have occurred since the date of this Agreement or be reasonably likely to occur.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time, whether before or after the requisite approvals of the stockholders of Target or Parent:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Target;

          (b) by either Target or Parent if the Merger shall not have been consummated by May 31, 1999 for any reason; provided, however, that the right to
                                            --------  -------
terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Target or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d) by either Target or Parent if the required approvals of the stockholders of Target contemplated by this Agreement shall not have been obtained (provided that the right to terminate this Agreement under this Section
          --------
7.1(d) shall not be available to Target where the failure to obtain Target stockholder approval shall have been caused by the action or failure to act of Target and such action or failure to act constitutes a breach by Target of this Agreement);

          (e) by either Target or Parent if the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained (provided that the right to terminate this Agreement under this Section
          --------
7.1(e) shall not be available to Parent where the failure to obtain Parent stockholder approval shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement);

          (f) by Target, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.1(a) or Section 6.1(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue.

          (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Target set forth in this Agreement, or if any representation or warranty of Target shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue.

     7.2  Notice of Termination; Effect of Termination. Any termination of this
          --------------------------------------------
Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

     7.3  Fees and Expenses. All fees and expenses incurred in connection with
          -----------------
this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

     7.4  Amendment. Subject to applicable law, this Agreement may be amended by
          ---------
the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Target.

     7.5  Extension; Waiver. At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

     8.1  Non-Survival of Representations and Warranties. The representations
          ----------------------------------------------
and warranties of Target and Parent contained in this Agreement shall terminate six (6) months after the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

        (a)    if to Parent, to:

               PETsMART.com, Inc.
               130 W. Union Street
               Pasadena, California 91103
               Attention: President
               Telephone No.: (626) 535-2735
               Telecopy No.:   (626) 535-2701

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Marty Korman, Esq.
               Telephone No.:  (650) 493-9300
               Telecopy No.:    (650) 493-6811

        (b)    if to Target, to:

               PetJungle, Inc.
               130 W. Union Street
               Pasadena, California  91103
               Attention:  President
               Telephone No.:  (626) 535-2732
               Telecopy No.:    (626) 535-2701

        (c)    if to Securityholder Agent to:

               Robert Kavner
               130 W. Union Street
               Pasadena, California 91103
               Telephone No.: (626) 585-6900
               Telecopy No.:   (626) 535-2701

        (d)    if to Escrow Agent

               Assistant Secretary, PETsMART.com, Inc.
               130 W. Union Street

               Pasadena, California 91103
               Telephone No.: (626) 535-2735
               Telecopy No.:   (626) 535-2701


     8.3  Interpretation; Knowledge.
          -------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b) For purposes of this Agreement the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the executive officers, of such party, has actual knowledge of such matter.

          (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event or effect that is materially adverse to the business or financial condition of such entity taken as a whole, except for those changes, events and effects that (i) are directly and primarily caused by conditions affecting the United States economy as a whole or affecting the industry in which such entity competes as a whole, which conditions do not affect such entity in a disproportionate manner, or (ii) are directly and primarily related to or result from announcement or pendency of the Merger.

     8.4  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5  Entire Agreement; Third Party Beneficiaries. This Agreement and the
          -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Target Schedules and the Parent Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any other person any rights or remedies hereunder.

     8.6  Severability. In the event that any provision of this Agreement or the
          ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7  Other Remedies; Specific Performance. Except as otherwise provided
          ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the jurisdiction of any state or federal court within the Northern District of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California, as is appropriate, for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment. No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.11 Waiver of Jury Trial; Waiver of Conflicts. Each of Parent, Target and
          -----------------------------------------
Stockholder hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the actions of Parent, Target or Stockholder in the negotiation, administration, performance and enforcement hereof. Each of Parent, Target and Stockholder hereby acknowledges that Wilson Sonsini Goodrich & Rosati is counsel to Parent with respect to this agreement and the transactions contemplated hereby, and irrevocably waives any conflict of interest in connection with such representation.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                    PETsMART.COM, INC.


                                    /s/ Tom McGovern
                                    --------------------------------------------
                                    Tom McGovern, President

                                    PETJUNGLE, INC.


                                    /s/ Tom McGovern
                                    --------------------------------------------
                                    Tom McGovern, President

                                    IDEALAB! HOLDINGS, L.L.C.


                                    /s/ Bill Gross
                                    --------------------------------------------
                                    Bill Gross, President

                                    SECURITYHOLDER AGENT


                                    /s/ Robert Kavner
                                    --------------------------------------------
                                    Robert Kavner

                                    ESCROW AGENT


                                    /s/ Celeste Wood
                                    --------------------------------------------
                                    Celeste K. Wood, Assistant Secretary of
                                    PETsMART.com, Inc.